UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2017

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Occidental Petroleum Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders on May 12, 2017 (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, and broker non-votes for each matter are set forth below:

1.	The eleven nominees proposed by the Board of Directors were elected by the following votes:

Nominee	For	Against	Abstain	Broker Non- Votes
Spencer Abraham	464,115,343	131,708,440	2,995,948	77,068,860
Howard I. Atkins	587,380,749	10,620,136	818,846	77,068,860
Eugene L. Batchelder	593,867,015	4,133,826	818,890	77,068,860
John E. Feick	583,109,445	14,885,156	825,130	77,068,860
Margaret M. Foran	584,415,194	13,606,853	797,684	77,068,860
Carlos M. Gutierrez	593,064,108	3,345,617	2,410,006	77,068,860
Vicki Hollub	595,294,022	2,709,879	815,830	77,068,860
William R. Klesse	592,505,745	5,484,025	829,961	77,068,860
Jack B. Moore	590,391,347	7,607,610	820,774	77,068,860
Avedick B. Poladian	592,216,507	5,757,468	845,756	77,068,860
Elisse B. Walter	595,474,038	2,560,324	785,369	77,068,860

2.	The advisory vote approving executive compensation was approved. The proposal received 495,163,616 votes for; 100,466,920 votes against; 3,189,195 abstentions and 77,068,860 broker non-votes.

3.	The result of the advisory vote on the frequency of future advisory votes approving executive compensation was as follows: 534,825,237 votes for 1 year; 1,108,631 votes for 2 years; 61,192,777 votes for 3 years and 1,693,086 abstentions. With respect to the foregoing proposal, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting. Based on these results, the Company’s Board of Directors intends to continue to hold an advisory vote on executive compensation every one year.

4.	The ratification of the selection of KPMG LLP as independent auditors was approved. The proposal received 665,275,360 votes for; 9,175,812 votes against and 1,437,419 abstentions.

5.	The stockholder proposal regarding a climate change impact assessment was approved. The proposal received 393,405,828 votes for; 191,122,764 votes against; 14,291,139 abstentions and 77,068,860 broker non-votes.

6.	The stockholder proposal regarding a lowering of the threshold to call special shareowner meetings was not approved. The proposal received 265,874,648 votes for; 326,404,927 votes against; 6,540,156 abstentions and 77,068,860 broker non-votes.

7.	The stockholder proposal regarding a report on methane emissions and flaring was not approved. The proposal received 253,616,104 votes for; 300,442,957 votes against; 44,760,670 abstentions and 77,068,860 broker non-votes.

8.	The stockholder proposal regarding a report on political contributions and expenditures was not approved. The proposal received 45,959,661 votes for; 539,589,287 votes against; 13,270,783 abstentions and 77,068,860 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Jennifer Kirk
	Name:	Jennifer Kirk
	Title:	Vice President, Controller and Principal Accounting Officer

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